Patent Assignment and Agreement

For and in consideration of One Dollar and other good and valuable consideration, the receipt of which is hereby acknowledged, I, **David Platt** residing at 12 Appleton Circle, Newton, Massachusetts, 02459, US ("**Assignor**"); have sold, assigned and transferred, and do hereby sell, assign and transfer, unto **Oxygen Therapy, Inc.**, having a place of business at 202 Lenox Avenue, Unit #1, New York, NY 10027 (hereinafter "**Assignee**"), the rights described below.

1. Assignor assigns to Assignee all of Assignor's rights with respect to (A) the Patent, (B) all inventions and improvements described in the Patent, (C) all related unexpired patents, whether issued in the United States ("U.S.") or issued or registered in a foreign country, (D) all related patent applications, provisional patent applications, reissues, continuations, continuations-in-part, revisions, divisionals, extensions, requests for continued examination, reexaminations, post-grant reviews, or similar processes or rights, and (E) all rights to sue for past, present and future infringement, violation or misappropriation of any of the rights described in the preceding clauses. The "Patent" means the following:

Title	US Patent #	Date Filed	Date Issued
Modified Pectin	7,491,708	3/1//1993	2/17/2009

2. Assignor also assigns to Assignee all of Assignors rights with respect to the invention Therapeutic Compounds with Arbinogalactan, U.S. application number 62/353,362, filed June 22, 2016, and as may be described and claimed in such application for Letters Patent of the United States of America executed by Assignor. Together with the entire right, title and interest in and to said application, and in and to any Letters Patent which may be issued upon said application. Assignor assigns to Assignee its entire right, title and interest in and to any divisions, extensions, continuations, continuation-in-part, revisions, requests for continued examination, reexaminations, post-grant reviews, or similar processes or rights, or reissues thereof.

With respect to the foregoing patent(s) and application(s) Assignor also sells, assigns and transfers unto Assignee the entire right, title and interest in and to said inventions and in and to applications for Letters Patent therefor in all countries foreign to the United States of America, including all rights under any and all international conventions and treaties in respect of said inventions and said applications for Letters Patent in foreign countries, and Assignor further

authorizes Assignee to apply for Letters Patent in foreign countries directly in its own name, and to claim priority of the filing date of the application for Letters Patent of the United States of America under the provisions of any and all international conventions and treaties.

3. Assignor shall, from time to time and as necessary, execute and deliver to Assignee, at Assignee's expense, all agreements and other documents reasonably necessary to give effect to this Assignment.

3. This Assignment is binding on Assignor and his successors and assigns for the benefit of Assignee and its successors and assigns.

4. This Assignment constitutes the entire agreement between Assignor and Assignee as of the date of this Assignment and supersedes any prior understandings, agreements, or representations by or between Assignor and Assignee, written or oral, to the extent related in any way to the subject matter hereof.

5. Assignor covenants to Assignee, its successors, assigns and legal representatives, that the interest and property hereby conveyed is free from all prior assignment, grant, mortgage, license or other encumbrance.

6. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

IN WITNESS WHEREOF, Assignor has executed this Assignment and Agreement as of the date first written above.

____

David Platt

Acknowledgement

On August 31, 2016, David Platt, acknowledged this Assignment before me.

Shashi Dawae

____

Notary Public for the Commonwealth of Massachusetts

My commission expires MAY 16, 2019

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